Exhibit 10.57

AMENDMENT NO. 1 TO

LIFE INSURANCE ENDORSEMENT METHOD

SPLIT DOLLAR PLAN AGREEMENT

This Amendment No. 1 to Life Insurance Endorsement Method Split Dollar Plan Agreement (the “Amendment”) is made effective as of February 1, 2005, and is entered into by and between Central Valley Community Bank, formerly named Clovis Community Bank (the “Bank”) and                          (the “Insured” or “Executive”), each a “Party” and together the “Parties.”

RECITALS

A.                                   The Parties entered into that certain Life Insurance Endorsement Method Split Dollar Plan Agreement dated effective as of June 7, 2000 (the “Agreement”).

B.                                     Pursuant to the terms of this Amendment, the Parties wish to amend the Agreement.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                       Polices Covered by the Agreement.  In addition to the                                Insurance Company and the                              Insurance Company policies identified in the Agreement (the “2001 Policies”), the Agreement shall cover that certain life insurance policy numbered                        issued by                            on February 18, 2005 (the “New York Life Policy”), and all references in the Agreement to the “policy” shall refer to the 2001 Policies and the                        Policy, except as specifically described in this Amendment.

2.                                       Division of Death Proceeds.

(a)                                  Section VI (A) is hereby deleted in its entirety and replaced with the following:

A.                                   Should the Insured be employed by the Bank and die before the Executive attains age sixty-five (65), the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following:  (i) with respect to the 2001 Policies, an amount equal to Four Hundred Sixty Six Thousand Dollars and No/00ths ($466,000.00), or one hundred percent (100%) of the net at risk insurance portion of the proceeds of the 2001 Policies, whichever amount is less; and (ii) with respect to the New York Life Policy, an amount equal to Ninety-Seven Thousand One Hundred Ninety Dollars and No/00ths ($97,190.00), or one hundred percent (100%) of the net at risk insurance portion of the proceeds of the New York Life Policy, whichever amount is less.  The net at risk insurance portion of each policy is the total proceeds less the cash value of the policy.

(b)                                 Section VI (B) is hereby deleted in its entirety and replaced with the following:

B.                                     Should the Insured be employed by the Bank, or retired from the Bank, and die on or subsequent to attaining the age of sixty-five (65), the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to the following: (i) with respect to the 2001 Policies, the amount as set forth in Exhibit A, attached hereto and fully incorporated herein by reference, that corresponds to the age of the Insured at the time of death, or one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less; and (ii) with respect to the New York Life Policy, the amount as set forth in Exhibit B, attached hereto and fully incorporated herein by reference, that corresponds to the age of the Insured at the time of death, or one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less.  The net at risk insurance portion of each policy is the total proceeds less the cash value of the policy.

3.                                       Exhibit B.  Exhibit B, attached to this Amendment, is hereby added to the Agreement as “Exhibit B.”

4.                                       References and Definitions. Upon execution and delivery of this Amendment, all references in the Agreement to the “Agreement,” and the provisions thereof, shall be deemed to refer to the Agreement, as amended by this Amendment. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

5.                                       No Other Amendments or Changes. Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Executed effective as of the date first written above.

BANK:		EXECUTIVE:

CENTRAL VALLEY COMMUNITY BANK

By:	/s/ Daniel Doyle
Name: Daniel Doyle
Title: President and Chief Executive Officer